LIMITED POWER OF ATTORNEY FOR
                               SECTION 16 FILINGS

The undersigned hereby constitutes and appoints each of Maureen A. Gemma, Deidre Walsh and Jane Rudnick, signing singly, the undersigned's true and lawful attorney-in-fact to:

  (1) Execute for and on behalf of and in the name of the undersigned, in the undersigned's capacity as (i) an officer or portfolio manager of one or more Eaton Vance Closed-End Fund (the "Funds") listed on Appendix A hereto or (ii) as an officer of Eaton Vance Management, Forms 3, 4, and 5 and amendments thereto regarding holdings of and transactions in common stock of the Funds in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder;

  (2) Do and perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such Form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

  (3) Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned also hereby ratifies and adopts all Forms 3, 4, and 5 previously filed on the undersigned's behalf and executed by Paul M. O'Neil or
A. John Murphy as attorney-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Funds assuming, any of the undersigned's responsibilities to comply with Section 16 of teh Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in common stock of the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 26th day of May 2016.


Payson F. Swaffield
---------------------------------
Print Name of Reporting Person or Entity

/s/ Payson F. Swaffield
---------------------------------
Signature





APPENDIX A

EATON VANCE CLOSED-END FUNDS

Eaton Vance California Municipal Bond Fund
Eaton Vance California Municipal Bond Fund II
Eaton Vance California Municipal Income Trust
Eaton Vance Enhanced Equity Income Fund
Eaton Vance Enhanced Equity Income Fund II
Eaton Vance Floating-Rate Income Plus Fund
Eaton Vance Floating-Rate Income Trust
Eaton Vance High Income 2021 Target Term Trust
Eaton Vance Limited Duration Income Fund
Eaton Vance Massachusetts Municipal Bond Fund
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Bond Fund
Eaton Vance Michigan Municipal Income Trust
Eaton Vance Municipal Bond Fund
Eaton Vance Municipal Bond Fund II
Eaton Vance Municipal Income 2028 Term Trust
Eaton Vance Municipal Income Trust
Eaton Vance National Municipal Opportunities Trust
Eaton Vance New Jersey Municipal Bond Fund
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Bond Fund
Eaton Vance New York Municipal Bond Fund II
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Bond Fund
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Bond Fund
Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund Eaton Vance Tax-Managed Global Diversified Equity Income Fund